CERTIFICATE OF AMENDMENT

                   OF RESTATED CERTIFICATE OF INCORPORATION OF

                                RAYTHEON COMPANY

                  Raytheon Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That at a regular meeting of the members of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that, accordingly, upon approval by the requisite vote of the holders of each of the Class A and Class B Common Stock and the filing of the requisite certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, immediately following completion of the Reverse Stock Split, Section 1 of
                  Article IV of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                           Without regard to any other provision of this Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article IV, and including, without limitation, those in
                           Section 2(b)(iii) of Article IV relating to the treatment of the shares of Class A Common Stock and Class B Common Stock in the case of any split, subdivision, combination or reclassification, and those in Section 2(b)(vi) of Article IV relating to the identical rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock, all of which are hereby amended as and to the extent necessary to allow the matters and transactions contemplated and effected hereby), each one (1) share of Class A Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and hereby is automatically reclassified and changed (without any further act) into twenty (20) fully-paid and nonassessable shares of Class A Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 20 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

                           Without regard to any other provision of these Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article

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                           IV,  and  including,  without  limitation,  those  in
                           Section 2(b)(iii) of Article IV relating to the treatment of the shares of Class A Common Stock and Class B Common Stock in the case of any split, subdivision, combination or reclassification, and those in Section 2(b)(vi) of Article IV relating to the identical rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock, all of which are hereby amended as and to the
                           extent   necessary   to   allow   the   matters   and
                           transactions contemplated and effected hereby), each one (1) share of Class B Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled
                           thereto),   immediately   prior  to  the  time   this
                           amendment becomes effective shall be and hereby is automatically reclassified and changed (without any
                           further   act)  into  twenty  (20)   fully-paid   and
                           nonassessable shares of Class B Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 20 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued. The Corporation is authorized to issue 1,650,000,000 shares of capital stock of which (a) 1,450,000,000 shares shall be shares of Common Stock $.01 par value per share ("Common Stock"), and which shares of Common Stock shall be divided into two classes, 450,000,000 shares of Common Stock shall be shares of Class A Common Stock ("Class A Common Stock") and 1,000,000,000 shares of Common Stock shall be shares of Class B Common Stock ("Class B Common Stock"), and (b) 200,000,000 shares shall be shares of Preferred Stock $.01 par value per share ("Preferred Stock").

                  SECOND: That at the annual meeting of stockholders, said amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

                  THIRD: That the certificate shall become effective at 6:01 p.m. New York City time on Monday, May 14, 2001, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Raytheon Company has caused this certificate to be signed by its Vice President and Secretary this 14th day of May, 2001.


                                     By: /s/ John W. Kapples
                                     Name: John W. Kapples
                                     Title: Vice President and Secretary